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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-116544 on Form S-8 of our report dated March 30, 2005, relating to the consolidated financial statements and financial statement schedule of Stratagene Corporation and subsidiaries, appearing in this Annual Report on Form 10-K of Stratagene Corporation and subsidiaries for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
San Diego, California
March 30, 2005